EXHIBIT 99.1

Hanmi Reports Strong Loan Production and 4.9% Increase in Net Income for Second Quarter 2017

2017 Second Quarter Highlights:

  Second quarter net income of $14.5 million, or $0.45 per diluted share, up 4.9% from the prior quarter and up 2.2% year-over-year.
  Loans and leases receivable of $4.07 billion, up 13.2% in the second quarter on an annualized basis driven by new loan and lease production of $279.0 million; Loans and leases receivable up 18.1% year-over-year.
  Deposits of $4.26 billion, up 17.2% in the second quarter on an annualized basis; Total deposits are up 18.7% year-over-year.
  Net interest income increased to $43.2 million, up nearly 2% from the prior quarter and 8% year-over-year.
  Net interest margin, on a taxable equivalent basis, was 3.81% compared with 3.89% reflecting the $100 million 5.45% subordinated notes issued at the end of the previous quarter; A year ago, net interest margin was 4.02% which included an 18 basis point effect of acquisition accounting.
  Return on average assets was 1.19% and return on average equity was 10.65% compared with 1.18% and 10.46% for the prior quarter and 1.32% and 10.98% a year ago.

LOS ANGELES, July 18, 2017 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC) (or “Hanmi”), the parent company of Hanmi Bank (the “Bank”) today reported net income for the 2017 second quarter of $14.5 million or $0.45 per diluted share, compared with $13.8 million, or $0.43 per diluted share for the 2017 first quarter and $14.1 million, or $0.44 per diluted share for the 2016 second quarter.

For the first six months of 2017, net income decreased 2.5% to $28.2 million, or $0.87 per diluted share, compared with $29.0 million, or $0.90 per diluted share, for the first six months of 2016.

Mr. C. G. Kum, President and Chief Executive Officer, said, “Hanmi’s second quarter performance continues to reflect our ability to generate relatively high loan growth while preserving conservative underwriting discipline.  During the second quarter, we were able to generate net loan growth of 3.3% with weighted average loan-to-value of 59% and debt-coverage-ratio of 2.0 times for new commercial real estate loans.  Our asset quality metrics remain favorable with non-performing assets at 42 basis points of total assets and negligible net charge-off levels.  I am pleased to note that Hanmi’s net profits for the second quarter resulted in, once again, favorable return on average assets of 1.19% and return on average equity of 10.65%.”

Quarterly Highlights
(in thousands, except per share data)

	For the Three Months Ended					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16

Net income	$14,457	$13,783	$14,416	$13,121	$14,148	$674	$309
Net income per diluted common share	$0.45	$0.43	$0.45	$0.41	$0.44	$0.02	$0.01

Assets	$4,973,346	$4,811,821	$4,701,346	$4,402,180	$4,441,333	$161,525	$532,013
Loans and leases receivable	$4,073,062	$3,943,951	$3,844,769	$3,552,659	$3,449,310	$129,111	$623,752
Deposits	$4,259,173	$4,083,165	$3,809,737	$3,771,207	$3,589,289	$176,008	$669,884

Return on average assets	1.19%	1.18%	1.26%	1.19%	1.32%	0.01	-0.13
Return on average stockholders' equity	10.65%	10.46%	10.84%	9.88%	10.98%	0.19	-0.33

Net interest margin (1)	3.81%	3.89%	3.96%	3.86%	4.02%	-0.08	-0.21
Net interest margin excluding acquisition accounting (1)	3.76%	3.84%	3.86%	3.75%	3.84%	-0.08	-0.08
Efficiency ratio (3)	54.74%	54.95%	51.77%	58.72%	56.46%	-0.22	-1.72
Efficiency ratio excluding merger and integration costs	54.75%	55.01%	51.15%	58.72%	56.46%	-0.26	-1.70

Tangible common equity to tangible assets (2)	10.83%	10.98%	11.05%	12.04%	11.79%	-0.14	-0.96
Tangible common equity per common share (2)	$16.59	$16.26	$16.03	$16.42	$16.23	$0.33	$0.36

(1) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(2) Refer to "Non-GAAP Financial Measures" for further details.
(3) Noninterest expense divided by net interest income plus noninterest income

Results of Operations
Second quarter net interest income increased 1.9% to $43.2 million from $42.4 million in the first quarter primarily from the solid expansion of loans and leases receivable, partially offset by an increase in deposit and subordinated debt interest expense. Average time deposits increased 12.5% and the average subordinated debt balance increased 277.5%.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
Net Interest Income	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16

Interest and fees on loans and leases(1)	$47,971	$45,378	$43,780	$41,150	$40,645	5.7%	18.0%
Interest on securities	2,949	2,520	2,550	2,701	2,886	17.0%	2.2%
Dividends on FRB and FHLB stock	283	374	927	419	579	-24.3%	-51.1%
Interest on deposits in other banks	123	77	55	55	49	59.7%	151.0%
Total interest and dividend income	$51,326	$48,349	$47,312	$44,325	$44,159	6.2%	16.2%

Interest on deposits	6,463	5,154	4,799	4,358	3,684	25.4%	75.4%
Interest on borrowings	49	468	207	179	299	-89.5%	-83.6%
Interest on subordinated debentures	1,636	373	241	206	196	338.6%	734.7%
Total interest expense	8,148	5,995	5,247	4,743	4,179	35.9%	95.0%
Net interest income	$43,178	$42,354	$42,065	$39,582	$39,980	1.9%	8.0%

(1) Includes loans held for sale.

Net interest margin (on a taxable equivalent basis) for the second quarter of 2017 was 3.81% compared with 3.89% for the first quarter of 2017. The 8 basis point decrease in net interest margin for the recent quarter compared with the preceding quarter was primarily due to the full quarter impact of the first quarter’s subordinated debt issuance - approximately 11 basis points.  The yield on average interest-earning assets increased 8 basis points to 4.52% in the first quarter while the rate paid on average interest-bearing deposits increased 9 basis points to 0.88%.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
Average Earning Assets and Interest-bearing Liabilities	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16
Loans (1)	$3,951,934	$3,881,686	$3,690,955	$3,477,428	$3,328,416	1.8%	18.7%
Securities	585,384	526,549	530,241	589,832	657,756	11.2%	-11.0%
FRB and FHLB stock	16,385	16,385	16,385	19,207	30,808	0.0%	-46.8%
Interest-bearing deposits in other banks	47,402	38,600	40,548	43,678	38,598	22.8%	22.8%
Average interest-earning assets	$4,601,105	$4,463,220	$4,278,129	$4,130,145	$4,055,578	3.1%	13.5%

Demand: interest-bearing	$93,873	$97,602	$95,399	$93,852	$96,397	-3.8%	-2.6%
Money market and savings	1,532,733	1,406,903	1,305,565	1,141,747	944,355	8.9%	62.3%
Time deposits	1,320,005	1,173,184	1,165,828	1,244,127	1,268,127	12.5%	4.1%
Average interest-bearing deposits	2,946,611	2,677,689	2,566,792	2,479,726	2,308,879	10.0%	27.6%
Borrowings	20,000	270,500	174,674	152,935	278,077	-92.6%	-92.8%
Subordinated debentures	116,850	30,950	18,919	18,844	18,781	277.5%	522.2%
Average interest-bearing liabilities	$3,083,461	$2,979,139	$2,760,385	$2,651,505	$2,605,737	3.5%	18.3%

(1) Includes loans held for sale.

	For the Three Months Ended					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
Average Yields and Rates	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16
Loans (1)	4.87%	4.74%	4.72%	4.71%	4.91%	2.7%	-0.8%
Securities (2)	2.35%	2.30%	2.31%	2.18%	2.07%	2.2%	13.8%
FRB and FHLB stock	6.93%	9.26%	22.63%	8.73%	7.52%	-25.2%	-7.8%
Interest-bearing deposits in other banks	1.04%	0.81%	0.54%	0.50%	0.51%	28.4%	103.7%
Interest-earning assets	4.52%	4.44%	4.45%	4.32%	4.43%	1.8%	2.0%

Interest-bearing deposits	0.88%	0.78%	0.74%	0.70%	0.64%	12.8%	36.6%
Borrowings	0.98%	0.70%	0.47%	0.47%	0.43%	40.0%	126.6%
Subordinated debentures	5.59%	4.82%	5.07%	4.35%	4.20%	16.0%	33.1%
Interest-bearing liabilities	1.06%	0.82%	0.76%	0.71%	0.65%	29.3%	64.3%

Net interest margin (taxable equivalent basis)	3.81%	3.89%	3.96%	3.86%	4.02%	-2.1%	-5.1%

Cost of deposits	0.62%	0.54%	0.50%	0.47%	0.43%	14.8%	44.2%

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

For the second quarter of 2017, Hanmi recorded a provision for loan losses of $0.4 million, which included a negative loan loss provision of $0.2 million relating to Purchased Credit Impaired (“PCI”) loans from the 2014 acquisition. For the prior quarter, the negative loan loss provision was $0.1 million, all of which related to PCI loans.

Second quarter noninterest income increased $2.5 million or 34.4% to $9.7 million from $7.2 million for the first quarter of 2017 primarily due to a $1.2 million increase in gains on sale of SBA loans, a $0.7 million increase in gains on sales of securities and a $0.4 million increase in disposition gain on PCI loans. Gains on sales of SBA loans were $2.7 million for the second quarter 2017, up from $1.5 million from the first quarter of 2017 as the volume of SBA loans sold increased to $32.4 million from $19.6 million for the preceding quarter. Gains on the sales of securities were $0.9 million for the second quarter of 2017, up from $0.3 million in the first. Disposition gains on PCI loans were $0.5 million for the second quarter of 2017, compared with $0.2 million for the prior quarter. PCI loans from the 2014 acquisition were $8.8 million at the end of the second quarter of 2017, down 2.0% from the prior quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
Noninterest Income	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16
Service charges on deposit accounts	$2,461	$2,528	$2,599	$2,883	$2,898	-2.7%	-15.1%
Trade finance and other service charges and fees	1,269	1,047	1,132	992	1,064	21.2%	19.3%
Other operating income	1,826	1,726	991	2,348	1,674	5.8%	9.1%
Service charges, fees & other	5,556	5,301	4,722	6,223	5,636	4.8%	-1.4%

Gain on sale of SBA loans	2,668	1,464	1,787	1,616	1,774	82.2%	50.4%
Disposition gain on PCI loans	540	183	1,559	789	1,963	195.1%	-72.5%
Net gain on sales of securities	938	269	-	46	-	248.7%	0.0%
Total noninterest income	$9,702	$7,217	$8,068	$8,674	$9,373	34.4%	3.5%

Noninterest expense for the second quarter increased $1.7 million, or 6.3%, to $28.9 million from $27.2 million for the first quarter primarily due to a $0.8 million increase in other operating expenses and a $0.6 million increase in OREO expense. Excluding OREO expense, which increased $0.6 million, and merger and integration costs, noninterest expense increased $1.1 million or 3.9% quarter over quarter.  Although salaries and benefits declined $0.5 million or 2.8% from the seasonal decline of payroll taxes and employee benefits, advertising and promotion was seasonally higher increasing $0.2 million while professional fees increased $0.4 million on higher audit and tax fees.  Other expense increased $0.8 million due to the first quarter benefit from a $0.5 million reduction in our SBA servicing valuation allowance and a second quarter loss of $0.1 million on the sale of branch properties.  As a result of the increase in revenue from the growth in earning assets and the gains on sale of SBA loans and securities, the efficiency ratio improved to 54.7% in the second quarter from 55.0% in the prior quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16
Noninterest Expense
Salaries and benefits	$16,623	$17,104	$16,246	$15,950	$16,061	-2.8%	3.5%
Occupancy and equipment	3,878	3,982	3,641	3,917	3,938	-2.6%	-1.5%
Data processing	1,738	1,631	1,455	1,330	1,454	6.6%	19.5%
Professional fees	1,554	1,148	1,311	1,090	1,509	35.4%	3.0%
Supplies and communication	745	635	683	821	709	17.3%	5.1%
Advertising and promotion	1,015	802	1,140	1,153	1,094	26.6%	-7.2%
Other operating expenses	2,881	2,070	1,825	4,003	2,915	39.2%	-1.2%
subtotal	28,434	27,372	26,301	28,264	27,680	3.9%	2.7%

OREO expense (income)	519	(101)	(658)	73	183	-613.9%	183.6%
Merger and integration costs	(9)	(31)	312	-	-	-71.0%	0.0%
Total noninterest expense	$28,944	$27,240	$25,955	$28,337	$27,863	6.3%	3.9%

Hanmi recorded a provision for income taxes of $9.1 million for the second quarter of 2017, representing an effective tax rate of 38.5%, compared with $8.6 million, representing an effective tax rate of 38.5%, for the preceding quarter.

Financial Position
Total assets were $4.97 billion at June 30, 2017, a 3.4% increase from $4.81 billion at March 31, 2017. The increase in total assets was primarily due to an increase in loans and leases receivable.

Loans and leases receivable, before the allowance for loan and lease losses, were $4.07 billion at June 30, 2017, up 3.3% from $3.94 billion at March 31, 2017. The increase in loans and leases from the prior quarter reflects Hanmi’s strong loan production, up 37.6% to $279.0 million from $202.7 million for the first quarter of 2017. Loans held for sale, representing the guaranteed portion of SBA loans, were $10.9 million at June 30, 2017 compared with $8.8 million at the end of the 2017 first quarter.

Loans and leases receivable, before the allowance for loan and lease losses, increased 18.1% from $3.45 billion for the second quarter last year, primarily due to strong loan production over the last twelve months, as well as last year’s acquisition and commencement of the Commercial Equipment Leasing division.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16
Loan and Lease Portfolio
Commercial real estate loans	$3,068,069	$2,991,123	$2,939,608	$2,880,012	$2,835,076	2.6%	8.2%
Residential real estate loans	384,044	359,152	338,767	330,675	296,496	6.9%	29.5%
Commercial and industrial loans	346,150	316,284	300,220	319,656	293,073	9.4%	18.1%
Lease receivable	257,525	259,591	243,294	-	-	-0.8%	0.0%
Consumer loans	17,274	17,801	22,880	22,316	24,665	-3.0%	-30.0%
Loans and leases receivable	4,073,062	3,943,951	3,844,769	3,552,659	3,449,310	3.3%	18.1%
Loans held for sale	10,949	8,849	9,316	6,425	12,833	23.7%	-14.7%
Total loans	$4,084,011	$3,952,800	$3,854,085	$3,559,084	$3,462,143	3.3%	18.0%

Acquired Loans(1)
PCI loans, net of discounts	$8,784	$8,960	$9,863	$15,540	$15,020	-2.0%	-41.5%
Non-PCI loans, net of discounts	96,600	101,062	104,733	108,434	117,750	-4.4%	-18.0%
Total acquired loans	$105,384	$110,022	$114,596	$123,974	$132,770	-4.2%	-20.6%

(1) Includes UCB acquired only.

New loan production for the 2017 second quarter was $279.0 million while payoffs and amortization was $131.4 million compared with $202.7 million and $117.8 million for the first quarter of 2017. Second quarter 2017 new loan production was comprised of $137.7 million of commercial real estate loans, $58.9 million of commercial and industrial loans, $48.0 million of SBA loans, $33.1 million of commercial leases and $1.2 million of consumer loans. Loan purchases for the 2017 second quarter were $39.4 million, compared with $33.6 million in the first quarter of 2017.  For the second quarter of 2017, commercial real estate loans as a percentage of total loans and leases decreased to 75.3% compared with 82.2% for the same period last year.

Deposits increased to $4.26 billion at the end of the 2017 second quarter from $4.08 billion at the end of the preceding quarter. Time deposits led this growth increasing 14.0%.  The loans to deposits ratio at June 30, 2017 declined to 95.6% from 96.6% at March 31, 2017.

Deposits increased 18.7% from $3.59 billion in the second quarter last year, primarily due to the strength of Hanmi’s retail branch network as money market and savings balance increased 49.3% compared a year ago.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16
Deposit Portfolio
Demand: noninterest-bearing	$1,260,929	$1,241,272	$1,203,240	$1,231,967	$1,189,528	1.6%	6.0%
Demand: interest-bearing	93,390	99,433	96,856	94,272	92,776	-6.1%	0.7%
Money market and savings	1,528,127	1,534,578	1,329,324	1,242,502	1,023,421	-0.4%	49.3%
Time deposits of $250,000 or less	916,197	731,445	734,383	819,471	891,197	25.3%	2.8%
Time deposits of more than $250,000	460,530	476,437	445,934	382,995	392,367	-3.3%	17.4%
Total deposits	$4,259,173	$4,083,165	$3,809,737	$3,771,207	$3,589,289	4.3%	18.7%

At June 30, 2017, stockholders’ equity was $550.1 million, compared with $539.5 million at March 31, 2017. Tangible common stockholders’ equity was $537.4 million, or 10.83% of tangible assets, compared with $526.7 million, or 10.98% of tangible assets at March 31, 2017. Tangible book value per share was $16.59, compared to $16.26 in the first quarter.

Hanmi continues to be well capitalized, with a preliminary Tier 1 risk-based capital ratio of 12.72% and a Total risk-based capital ratio of 15.87% at June 30, 2017, versus 12.93% and 16.16%, respectively, at March 31, 2017.

	As of					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.87%	16.16%	13.86%	14.99%	15.16%	-0.29	0.71
Tier 1 risk-based capital	12.72%	12.93%	13.02%	13.89%	14.00%	-0.21	-1.28
Common equity tier 1 capital	12.36%	12.56%	12.73%	13.73%	13.85%	-0.20	-1.49
Tier 1 leverage capital ratio	11.08%	11.21%	11.53%	11.68%	11.69%	-0.13	-0.61
Hanmi Bank
Total risk-based capital	15.63%	15.91%	13.64%	14.61%	14.58%	-0.28	1.05
Tier 1 risk-based capital	14.81%	15.07%	12.80%	13.50%	13.43%	-0.26	1.38
Common equity tier 1 capital	14.81%	15.07%	12.80%	13.50%	13.43%	-0.26	1.38
Tier 1 leverage capital ratio	12.90%	13.08%	11.33%	11.36%	11.21%	-0.18	1.69

(1) Preliminary ratios for June 30, 2017

Hanmi declared a cash dividend of $0.19 per common share on its common stock in the 2017 second quarter, in line with the prior quarter. The dividend was paid on May 24, 2017, to stockholders of record as of the close of business on May 8, 2017.

Asset Quality
Nonperforming loans, excluding PCI loans, were $16.5 million at the end of the second quarter of 2017, or 0.41% of loans, compared with $12.8 million at the end of the first quarter of 2017, or 0.32% of loans.

OREO was $4.3 million at the end of the second quarter of 2017, down from $4.6 million at the end of the prior quarter. Nonperforming assets were $20.8 million at the end of the second quarter of 2017, or 0.42% of assets, compared with 0.36% of assets at the end of the prior quarter.

Gross charge-offs for the second quarter of 2017 were $665,000 compared with $186,000 for the preceding quarter. Recoveries of previously charged-off loans for the second quarter of 2017 were $849,000 compared with $989,000 for the preceding quarter. As a result, there were net recoveries of $184,000 for the second quarter of 2017, compared to net recoveries of $803,000 for the preceding quarter.

The allowance for loan and lease losses was $33.8 million as of June 30, 2017, generating an allowance of loan losses to loans receivable ratio of 0.83% compared with 0.84% as of March 31, 2017.

	As of or for the Three Months Ended (in thousands)					Amount Change
	June 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-17	Q2-17
	2017	2017	2016	2016	2016	vs. Q1-17	vs. Q2-16
Asset Quality
Nonperforming assets (1):
Nonaccrual Non-PCI loans	$16,464	$12,774	$11,406	$10,948	$12,341	$3,690	$4,123
Loans 90 days or more past due and still accruing	-	-	-	-	-	-	-
Nonperforming Non-PCI loans	16,464	12,774	11,406	10,948	12,341	3,690	4,123
OREO, net	4,321	4,636	7,484	10,971	11,846	(315)	(7,525)
Nonperforming assets	$20,785	$17,410	$18,890	$21,919	$24,187	$3,375	$(3,402)

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$9,431	$6,273	$5,718	$1,066	$1,517	$3,158	$7,914
Delinquent loans to loans	0.23%	0.16%	0.15%	0.03%	0.04%	0.07	0.19

Allowance for loan and lease losses:
Balance at beginning of period	$33,152	$32,429	$38,972	$39,707	$41,026
Loan and lease loss provision (income)	422	(80)	151	(1,450)	(1,515)
Net loan charge-offs (recoveries)	(184)	(803)	6,694	(715)	(196)
Balance at end of period	$33,758	$33,152	$32,429	$38,972	$39,707

Asset quality ratios:
Nonperforming Non-PCI loans to loans (1)	0.41%	0.32%	0.30%	0.31%	0.36%
Nonperforming assets to assets (1)	0.42%	0.36%	0.40%	0.50%	0.54%
Net loan charge-offs (recoveries) to average loans (3)	-0.02%	-0.08%	0.73%	-0.08%	-0.02%
Allowance for loan losses to loans	0.83%	0.84%	0.84%	1.10%	1.15%
Allowance for loan losses to nonperforming Non-PCI loans (1) (2)	200.67%	252.54%	275.80%	305.43%	277.60%

Allowance for off-balance sheet items:
Balance at beginning of period	$1,184	$1,184	$1,491	$1,475	$1,220
Provision (income) for off-balance sheet items	(49)	-	(307)	16	255
Balance at end of period	$1,135	$1,184	$1,184	$1,491	$1,475

(1) Excludes PCI loans
(2) Excludes allowance for loan losses allocated to PCI loans
(3) Annualized

Conference Call
Management will host a conference call today, July 18, 2017 at 2:00 p.m. PT (5:00 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 2:00 p.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 41 full-service branches and 6 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan and lease losses; credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and lease losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2017	2017	Change	2016	Change
Assets
Cash and due from banks	$138,507	$138,592	-0.1%	$156,632	-11.6%
Securities available for sale, at fair value	571,846	548,010	4.3%	636,275	-10.1%
Loans held for sale, at the lower of cost or fair value	10,949	8,849	23.7%	12,833	-14.7%
Loans and leases receivable, net of allowance for loan and lease losses	4,039,304	3,910,799	3.3%	3,409,603	18.5%
Accrued interest receivable	11,167	10,774	3.6%	10,552	5.8%
Customers' liability on acceptances	1,481	932	58.9%	2,456	-39.7%
Servicing assets	10,480	10,609	-1.2%	11,337	-7.6%
Premises and equipment, net	26,869	28,350	-5.2%	29,752	-9.7%
Goodwill and other intangible assets, net	12,712	12,797	-0.7%	1,537	727.1%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Federal Reserve Bank ("FRB") stock, at cost	-	-	-	14,423	-100.0%
Other real estate owned ("OREO"), net	4,321	4,636	-6.8%	11,846	-63.5%
Income tax asset	50,286	40,049	25.6%	52,161	-3.6%
Bank-owned life insurance	49,982	49,722	0.5%	48,851	2.3%
Prepaid expenses and other assets	29,057	31,317	-7.2%	26,690	8.9%
Total assets	$4,973,346	$4,811,821	3.4%	$4,441,333	12.0%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,260,929	$1,241,272	1.6%	$1,189,528	6.0%
Interest-bearing	2,998,244	2,841,893	5.5%	2,399,761	24.9%
Total deposits	4,259,173	4,083,165	4.3%	3,589,289	18.7%
Accrued interest payable	3,432	2,619	31.0%	3,107	10.5%
Bank's liability on acceptances	1,481	932	58.9%	2,456	-39.7%
FHLB advances	20,000	50,000	-60.0%	280,000	-92.9%
Subordinated debentures	117,011	116,795	0.2%	18,821	521.7%
Accrued expenses and other liabilities	22,109	18,768	17.8%	22,475	-1.6%
Total liabilities	4,423,206	4,272,279	3.5%	3,916,148	12.9%

Stockholders' equity:
Common stock	33	33	0.0%	33	0.0%
Additional paid-in capital	563,948	563,151	0.1%	560,089	0.7%
Accumulated other comprehensive income	137	(1,603)	-108.5%	9,121	-98.5%
Retained earnings	57,717	49,395	16.8%	26,396	118.7%
Less treasury stock	(71,695)	(71,434)	0.4%	(70,454)	1.8%
Total stockholders' equity	550,140	539,542	2.0%	525,185	4.8%
Total liabilities and stockholders' equity	$4,973,346	$4,811,821	3.4%	$4,441,333	12.0%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2017	2017	Change	2016	Change
Interest and dividend income:
Interest and fees on loans and leases	$47,971	$45,378	5.7%	$40,645	18.0%
Interest on securities	2,949	2,520	17.0%	2,886	2.2%
Dividends on FRB and FHLB stock	283	374	-24.3%	579	-51.1%
Interest on deposits in other banks	123	77	59.7%	49	151.0%
Total interest and dividend income	51,326	48,349	6.2%	44,159	16.2%
Interest expense:
Interest on deposits	6,463	5,154	25.4%	3,684	75.4%
Interest on FHLB advances	49	468	-89.5%	299	-83.6%
Interest on subordinated debentures	1,636	373	338.6%	196	734.7%
Total interest expense	8,148	5,995	35.9%	4,179	95.0%
Net interest income before provision for loan and lease losses	43,178	42,354	1.9%	39,980	8.0%
Loan and lease loss provision (income)	422	(80)	-627.5%	(1,515)	-127.9%
Net interest income after provision for loan and lease losses	42,756	42,434	0.8%	41,495	3.0%
Noninterest income:
Service charges on deposit accounts	2,461	2,528	-2.7%	2,898	-15.1%
Trade finance and other service charges and fees	1,269	1,047	21.2%	1,064	19.3%
Gain on sale of Small Business Administration ("SBA") loans	2,668	1,464	82.2%	1,774	50.4%
Disposition gains on Purchased Credit Impaired ("PCI") loans	540	183	195.1%	1,963	-72.5%
Net gain on sales of securities	938	269	248.7%	-	-
Other operating income	1,826	1,726	5.8%	1,674	9.1%
Total noninterest income	9,702	7,217	34.4%	9,373	3.5%
Noninterest expense:
Salaries and employee benefits	16,623	17,104	-2.8%	16,061	3.5%
Occupancy and equipment	3,878	3,982	-2.6%	3,938	-1.5%
Data processing	1,738	1,631	6.6%	1,454	19.5%
Professional fees	1,554	1,148	35.4%	1,509	3.0%
Supplies and communications	745	635	17.3%	709	5.1%
Advertising and promotion	1,015	802	26.6%	1,094	-7.2%
OREO expense (income)	519	(101)	-613.9%	183	183.6%
Merger and integration costs	(9)	(31)	-71.0%	-	-
Other operating expenses	2,881	2,070	39.2%	2,915	-1.2%
Total noninterest expense	28,944	27,240	6.3%	27,863	3.9%
Income before provision for income taxes	23,514	22,411	4.9%	23,005	2.2%
Income tax expense	9,057	8,628	5.0%	8,857	2.3%
Net income	$14,457	$13,783	4.9%	$14,148	2.2%

Basic earnings per share:	$0.45	$0.43		$0.44
Diluted earnings per share:	$0.45	$0.43		$0.44

Weighted-average shares outstanding:
Basic	32,078,038	32,001,766		31,882,489
Diluted	32,243,034	32,191,458		32,029,910
Common shares outstanding	32,393,856	32,392,580		32,260,320

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)
	Six Months Ended
	June 30,	June 30,	Percentage
	2017	2016	Change
Interest and dividend income:
Interest and fees on loans and leases	$93,349	$79,712	17.1%
Interest on securities	5,468	5,903	-7.4%
Dividends on FRB and FHLB stock	657	1,121	-41.4%
Interest on deposits in other banks	200	97	106.2%
Total interest and dividend income	99,674	86,833	14.8%
Interest expense:
Interest on deposits	11,617	7,410	56.8%
Interest on FHLB advances	517	494	4.7%
Interest on subordinated debentures	2,009	379	430.1%
Interest on Other Borrowings	-	-	-
Total interest expense	14,143	8,283	70.7%
Net interest income before provision for loan and leas losses	85,531	78,550	8.9%
Loan and lease loss provision (income)	342	(3,040)	-111.3%
Net interest income after provision for loan and lease losses	85,189	81,590	4.4%
Noninterest income:
Service charges on deposit accounts	4,989	5,899	-15.4%
Trade finance and other service charges and fees	2,316	2,109	9.8%
Gain on sale of Small Business Administration ("SBA") loans	4,132	2,632	57.0%
Net gain on sales of securities	1,206	-	-
Disposition gains on Purchased Credit Impaired ("PCI") loans	723	2,622	-72.4%
Other operating income	3,551	3,072	15.6%
Total noninterest income	16,917	16,334	3.6%
Noninterest expense:
Salaries and employee benefits	33,727	31,759	6.2%
Occupancy and equipment	7,861	7,434	5.7%
Data processing	3,369	2,889	16.6%
Professional fees	2,702	2,974	-9.1%
Supplies and communications	1,379	1,445	-4.6%
Advertising and promotion	1,817	1,616	12.4%
OREO expense (income)	418	648	-35.5%
Merger and integration costs	(40)	-	-
Other operating expenses	4,948	5,167	-4.2%
Total noninterest expense	56,181	53,932	4.2%
Income before provision for income taxes	45,925	43,992	4.4%
Income tax expense	17,685	15,040	17.6%
Net income	$28,240	$28,952	-2.5%

Basic earnings per share:	$0.88	$0.90
Diluted earnings per share	$0.87	$0.90

Weighted-average shares outstanding:
Basic	32,040,113	31,864,427
Diluted	32,216,671	32,001,163
Common shares outstanding	32,393,856	32,260,320

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans (1)	$3,951,934	$47,971	4.87%	$3,881,686	$45,378	4.74%	$3,328,416	$40,645	4.91%
Securities (2)	585,384	3,444	2.35%	526,549	3,026	2.30%	657,756	3,397	2.07%
FRB and FHLB stock	16,385	283	6.93%	16,385	374	9.26%	30,808	579	7.52%
Interest-bearing deposits in other banks	47,402	123	1.04%	38,600	77	0.81%	38,598	49	0.51%
Total interest-earning assets	4,601,105	51,821	4.52%	4,463,220	48,855	4.44%	4,055,578	44,670	4.43%

Noninterest-earning assets:
Cash and due from banks	116,750			117,802			114,247
Allowance for loan losses	(33,540)			(32,842)			(41,483)
Other assets	191,158			190,041			197,158
Total noninterest-earning assets	274,368			275,001			269,922

Total assets	$4,875,473			$4,738,221			$4,325,500

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$93,873	$18	0.08%	$97,602	$19	0.08%	$96,397	$19	0.08%
Money market and savings	1,532,733	3,224	0.84%	1,406,903	2,666	0.77%	944,355	1,212	0.52%
Time deposits	1,320,005	3,221	0.98%	1,173,184	2,469	0.85%	1,268,127	2,453	0.78%
Total interest-bearing deposits	2,946,611	6,463	0.88%	2,677,689	5,154	0.78%	2,308,879	3,684	0.64%
FHLB advances	20,000	49	0.98%	270,500	468	0.70%	278,077	299	0.43%
Subordinated debentures	116,850	1,636	5.59%	30,950	373	4.82%	18,781	196	4.20%
Total interest-bearing liabilities	3,083,461	8,148	1.06%	2,979,139	5,995	0.82%	2,605,737	4,179	0.65%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,219,876			1,196,151			1,170,486
Other liabilities	27,853			28,658			31,262

Stockholders' equity	544,283			534,273			518,015

Total liabilities and stockholders' equity	$4,875,473			$4,738,221			$4,325,500

Net interest income		$43,673			$42,860			$40,491

Cost of deposits			0.62%			0.54%			0.43%
Net interest spread			3.46%			3.62%			3.78%
Net interest margin			3.81%			3.89%			4.02%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Six Months Ended
	June 30, 2017			June 30, 2016
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans (1)	$3,917,004	$93,349	4.81%	$3,260,625	$79,712	4.92%
Securities (2)	556,129	6,468	2.33%	670,063	6,926	1.03%
FRB and FHLB stock	16,385	657	8.09%	30,652	1,121	3.66%
Interest-bearing deposits in other banks	43,026	200	0.94%	41,343	97	0.47%
Total interest-earning assets	4,532,544	100,674	4.48%	4,002,683	87,856	4.41%

Noninterest-earning assets:
Cash and due from banks	117,273			114,455
Allowance for loan losses	(33,193)			(42,001)
Other assets	190,602			198,151
Total noninterest-earning assets	274,682			270,605

Total assets	$4,807,226			$4,273,288

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$95,727	$38	0.08%	$95,979	$38	0.08%
Money market and savings	1,470,165	5,890	0.81%	923,196	2,295	0.50%
Time deposits	1,247,000	5,689	0.92%	1,307,347	5,077	0.78%
Total interest-bearing deposits	2,812,892	11,617	0.83%	2,326,522	7,410	0.64%
FHLB advances	144,558	517	0.72%	229,973	494	0.43%
Subordinated debentures	74,137	2,009	5.41%	18,751	379	4.06%
Total interest-bearing liabilities	3,031,587	14,143	0.94%	2,575,246	8,283	0.65%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,208,079			1,154,654
Other liabilities	28,255			34,646

Stockholders' equity	539,305			508,742

Total liabilities and stockholders' equity	$4,807,226			$4,273,288

Net interest income		$86,531			$79,573

Cost of deposits			0.58%			0.43%
Net interest spread			3.54%			3.76%
Net interest margin			3.85%			4.00%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Non-GAAP Financial Measures

Acquisition Accounting

Core loan yield, core deposit costs, net interest income and net interest margin excluding acquisition accounting are supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s results of operations. The calculation of these measures is illustrated below.  Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the results of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Core loan yield	4.82%	4.68%	4.63%	4.63%	4.78%
Accretion of discount on purchased loans	0.05%	0.06%	0.09%	0.08%	0.13%
As reported	4.87%	4.74%	4.72%	4.71%	4.91%

Core deposit cost	0.63%	0.55%	0.54%	0.54%	0.52%
Accretion of time deposits premium	0.01%	0.01%	0.04%	0.07%	0.09%
As reported	0.62%	0.54%	0.50%	0.47%	0.43%

	For the Three Months Ended
	June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Net interest income and net interest margin excluding acquisition accounting (1)	$43,129	3.76%	$42,230	3.84%	$41,489	3.86%	$38,874	3.75%	$38,671	3.84%
Accretion of discount on Non-PCI loans	457	0.04%	527	0.05%	781	0.07%	648	0.06%	994	0.10%
Accretion of discount on PCI loans	52	0.00%	54	0.00%	78	0.01%	26	0.00%	97	0.01%
Accretion of time deposits premium	116	0.01%	126	0.01%	314	0.03%	610	0.06%	791	0.08%
Amortization of subordinated debentures discount	(81)	-0.01%	(77)	-0.01%	(90)	-0.01%	(67)	-0.01%	(62)	-0.01%
Net impact	544	0.05%	630	0.05%	1,083	0.10%	1,217	0.11%	1,820	0.18%
As reported, on a fully taxable equivalent basis (1)	$43,673	3.81%	$42,860	3.89%	$42,572	3.96%	$40,091	3.86%	$40,491	4.02%
(1) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate: rates may not sum due to rounding.

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	June 30,	March 31,	December 31,	September 30,	June 30,
Hanmi Financial Corporation	2017	2017	2016	2016	2016
Assets	$4,973,346	$4,811,821	$4,701,346	$4,402,180	$4,441,333
Less goodwill	(11,031)	(11,031)	(11,031)	-	-
Less other intangible assets,net	(1,681)	(1,766)	(1,858)	(1,456)	(1,537)
Tangible assets	$4,960,634	$4,799,024	$4,688,457	$4,400,724	$4,439,796

Common Stockholders' equity	$550,140	$539,542	$531,025	$531,198	$525,185
Less goodwill	(11,031)	(11,031)	(11,031)	-	-
Less other intangible assets	(1,681)	(1,766)	(1,858)	(1,456)	(1,537)
Tangible Common stockholders' equity	$537,428	$526,745	$518,136	$529,742	$523,648

Common Stockholders' equity to assets	11.06%	11.21%	11.30%	12.07%	11.82%
Tangible common equity to tangible assets	10.83%	10.98%	11.05%	12.04%	11.79%

Common shares outstanding	32,393,856	32,392,580	32,330,747	32,252,774	32,260,320
Tangible common equity per common share	$16.59	$16.26	$16.03	$16.42	$16.23

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Richard Pimentel
Senior Vice President & Corporate Finance Officer
213-427-3191

Lasse Glassen
Investor Relations
Addo Investor Relations
310-829-5400